                                                                    EXHIBIT 3.01

                             AMENDMENT NO. 1 TO THE
                              AMENDED AND RESTATED
                                     BY-LAWS
                                       of
                          DEL GLOBAL TECHNOLOGIES CORP.
                          -----------------------------
                            (a New York Corporation)

                               Dated July 17, 2003

            The By-laws of Del Global Technologies Corp. (the "Corporation") are
amended as follows,  said  amendment  having been  approved by a majority of the directors at a meeting held on July 17, 2003:

            1.  Article  II,  Section 3,  titled  "Special  Meetings"  is hereby deleted in its entirety and replaced with the following:

                         Special meetings of the shareholders shall be
               held at the principal  office of the Corporation in the
               State of New York,  or at such  other  place  within or
               without the State of New York as may be  designated  in
               the notice of said  meeting.  Special  meetings  of the
               shareholders,  for any purpose or purposes,  (a) may be
               called  at any  time by the  Board  of  Directors,  the
               Chairman  of the Board or the  President,  (b) shall be
               called by the  Chairman  of the Board or the  Secretary
               upon the written request of the holders of at least 25%
               of the shares of the Corporation issued and outstanding
               and entitled to vote  thereat,  or (c) may be called as
               otherwise required under the provisions of the Business
               Corporation Law. In the event that a special meeting of
               shareholders  is  called  pursuant  to  subsection  (b)
               hereof,  such  meeting  shall be held within sixty (60)
               days of the receipt by the  Corporation  of the written
               request of the  shareholders.  The request  shall state
               the date,  time,  place and  purpose or purposes of the
               proposed  meeting.  The  only  business  which  may  be
               transacted at a special meeting is that relating to the
               purpose or purposes  set forth in the notice or waivers
               of notice thereof.  This Article II, Section 3 may only
               be amended by the affirmative vote of a majority of the
               shares of the  Corporation  issued and  outstanding and
               entitled to vote.

            2. Article XI titled  "Amendments" is hereby deleted in its entirety and replaced with the following:

                         With the exception of Article II,  Section 3,
               which  may only be  amended  or  repealed  as  provided
               therein,  these  By-Laws  may be amended or repealed or
               additional By-Laws adopted by the Board of Directors by

               the vote of a majority  of the  directors  present at a
               meeting at which a quorum is  present,  except that the
               Board  shall not have the  power to adopt  any  By-Laws
               which by statute only the shareholders have power to so
               adopt.  These By-Laws,  and any amendments  thereto and
               new By-Laws  adopted by the Board of  Directors  may be
               amended or repealed or  additional  By-Laws  adopted by
               the shareholders  entitled to vote thereon.  The notice
               of any  meeting  of  shareholders  at which  action  to
               amend,  repeal or adopt any By-Laws or By-Laws proposed
               to be taken,  shall  include  notice  of such  proposed
               amendment, repeal or adoption.

            The amendments  contained  herein shall become effective on July 29,
2003.  Except as herein amended,  the terms and provisions of the By-laws of the
Corporation will remain unmodified and in full force and effect.

                                      Del Global Technologies Corp.

                                      By: /s/ Thomas V. Gilboy
                                          --------------------
                                          Thomas V. Gilboy
                                          Secretary